UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2020

Qualigen Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37428	26-3474527
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2042 Corte Del Nogal, Carlsbad, California 92011

(Address of principal executive offices) (Zip Code)

(760) 918-9165

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $.001 per share	QLGN	The Nasdaq Capital Market of The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act [  ]

Item 2.01 Completion of Acquisition or Disposition of Assets.

As previously reported, on May 22, 2020, Qualigen Therapeutics, Inc., formerly known as Ritter Pharmaceuticals, Inc. (the “Company”), completed its previously announced “reverse merger” transaction with Qualigen, Inc. (“Qualigen” – not to be confused with the Company) in accordance with the terms of the Agreement and Plan of Merger, dated as of January 15, 2020, by and among the Company, RPG28 Merger Sub, Inc. and Qualigen (as amended on February 1, 2020 and March 26, 2020), pursuant to which RPG28 Merger Sub, Inc. merged with and into Qualigen with Qualigen surviving as a wholly owned subsidiary of the Company (the “Merger”). The former stockholders of Qualigen acquired, via the Merger, a substantial majority of the shares of the Company. The further description of the Merger included in the Company’s Current Report on Form 8-K filed on May 29, 2020 is included herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements Of Businesses Acquired.

The audited financial statements of Qualigen, Inc. contemplated by this Item are filed as Exhibit 99.1 to this Amendment No. 1 to Current Report on Form 8-K and incorporated herein by reference.

(b) Pro Forma Financial Information.

The pro forma financial information contemplated by this Item is filed as Exhibit 99.2 to this Amendment No. 1 to Current Report on Form 8-K and incorporated herein by reference.

(d) Exhibits.

The following exhibits are attached to this Amendment No. 1 to Current Report on Form 8-K:

Exhibit No.	Description
23.1	Consent of Squar Milner LLP
99.1	Audited financial statements of Qualigen, Inc.
99.2	Pro forma financial information

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUALIGEN THERAPEUTICS, INC.

Date: June 29, 2020	By:	/s/ Michael S. Poirier
Michael S. Poirier, President and Chief Executive Officer